                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12


                        FIRST EMPIRE STATE CORPORATION

- ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         Richard A. Lammert, Esq.
                         Senior Vice President, General
                           Counsel and Secretary
                         One M&T Plaza
                         Buffalo, New York 14240
                        (716) 842-5390

- ----------------------------------------------------------------------------
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
      or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

1)    Title of each class of securities to which transaction applies:
             Not applicable.
      --------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:
             Not applicable.
      --------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
             Not applicable.
      --------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:
             Not applicable.
      --------------------------------------------------------------------
5)    Total fee paid:
             $125
      --------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:       Not applicable.
                               ---------------------------------------------

2)    Form, Schedule or Registration Statement No.       Not applicable.
                                                        --------------------

3)    Filing party:       Not applicable.
                         ---------------------------------------------------

4)    Date filed:       Not applicable.
                     -------------------------------------------------------

                     FIRST EMPIRE STATE CORPORATION
          One M&T Plaza                       Buffalo, New York 14240







                                          March 16, 1995




Dear Stockholder,

      You are cordially invited to attend the 1995 annual meeting of stockholders of First Empire State Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 18, 1995 at 11:00 a.m.

      Stockholders will be asked to elect 21 directors. Information about the nominees is set forth in the attached proxy statement. You also will be asked to approve amendments to the First Empire State Corporation 1983 Stock Option Plan increasing from 1,500,000 to 2,000,000 the number of shares of First Empire State Corporation common stock subject to that plan and establishing the maximum number of options and rights eligible persons may be granted under the plan during any fiscal year. The amendments are described in the attached proxy statement.

      Whether or not you presently plan to attend the meeting, please indicate your vote on the enclosed proxy card, sign and date it, and then return it in the enclosed postage-paid envelope. You may withdraw your proxy if you attend the meeting and wish to vote in person.

      We urge you to vote for the election of all 21 nominees and to approve the amendments to the First Empire State Corporation 1983 Stock Option Plan.





                                     ROBERT G. WILMERS
                                     Chairman of the Board,
                                     President and Chief Executive Officer

                         FIRST EMPIRE STATE CORPORATION
                                One M&T Plaza
                           Buffalo, New York  14240


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




      The 1995 Annual Meeting of Stockholders of First Empire State Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 18, 1995 at 11:00 A.M., local time, for the following purposes:

      1. To elect twenty-one (21) directors for a term of one (1) year and until their successors have been elected and qualified;

      2. To consider the approval of amendments to the First Empire State Corporation 1983 Stock Option Plan to increase from 1,500,000 to 2,000,000 the number of shares of First Empire State Corporation common stock subject to that plan and to establish the maximum number of options and rights eligible persons may be granted under the plan during any fiscal year, as described in the attached proxy statement; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at 5:00 P.M., Eastern Standard Time, on March 6, 1995, are entitled to notice of, and to vote at, the meeting. Each stockholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                     By Order of the Board of Directors.



                                     RICHARD A. LAMMERT
                                     Secretary


March 16, 1995

                         FIRST EMPIRE STATE CORPORATION

                                 -------------
                                PROXY STATEMENT
                                 -------------


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Empire State Corporation ("First Empire" or the "Company") of proxies in the accompanying form for use at the 1995 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

      The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in his place.

      The Annual Meeting of Stockholders of First Empire will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 18, 1995, at 11:00 A.M., local time.

      First Empire's mailing address is One M&T Plaza, Buffalo, New York 14240 and its telephone number is (716) 842-5445.

      This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 16, 1995. A copy of the Company's Annual Report for 1994, including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.


                                  VOTING RIGHTS

      Stockholders of record at 5:00 P.M., Eastern Standard Time, on March 6, 1995 are entitled to vote at the Annual Meeting. At that time First Empire had outstanding 6,584,881 shares of Common Stock, $5 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. Proxies will be voted in accordance with the stockholder's direction, if any. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy or by the vote of the stockholder in person at the Annual Meeting. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption "NOMINEES FOR DIRECTOR" and for approval of the amendments to the First Empire State Corporation 1983 Stock Option Plan ("Stock Option Plan") described under the caption "PROPOSED AMENDMENTS TO THE FIRST EMPIRE STATE CORPORATION 1983 STOCK OPTION PLAN."

      The vote of a plurality of the shares of the Company's Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. The vote of the holders of a majority of all outstanding shares of the Common Stock entitled to vote thereon will be required to approve the amendments to the Company's Stock Option Plan. Accordingly, an abstention with respect to approving the amendments to the Stock Option Plan will have the effect of a vote "against" such amendments. The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors or the amendments to the Company's Stock Option Plan.

                      PRINCIPAL BENEFICIAL OWNERS OF SHARES

      The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its shares as of March 6, 1995.

  TITLE OF            NAME AND ADDRESS            NUMBER            PERCENT
    CLASS            OF BENEFICIAL OWNER         OF SHARES         OF CLASS
- -------------     -----------------------       -----------       ----------

Common Stock        A group ("Group I")
                    comprised of:

                    Robert G. Wilmers             657,750              9.88%
                    One M&T Plaza
                    Buffalo, NY 14240

                    West Ferry Foundation           9,200        less than 1%
                    One M&T Plaza
                    Buffalo, NY 14240

                    Rem Foundation                451,320              6.85%
                    Allgemeines Treuun-
                     ternehmen,
                    Postfach 34 722,
                     FL 9490
                    Vaduz, Liechtenstein

                    Hofin Anstalt                 372,400              5.66%
                    P.O. Box 83
                    Vaduz, Liechtenstein

                    Argali (BVI) Limited           30,200        less than 1%
                    P.O. Box 71
                    Craigmuir Chambers
                    Road Town
                    Tortola, British
                     Virgin Islands
                                               --------------       -----------

                    Total for Group I           1,511,670 (1)         22.71%

  TITLE OF            NAME AND ADDRESS            NUMBER           PERCENT
    CLASS            OF BENEFICIAL OWNER         OF SHARES        OF CLASS
- -------------     -----------------------       -----------       ----------
Common Stock        A group ("Group II")
                    comprised of:

                    Brent D. Baird                416,888 (2)          6.33%
                     and others
                    1350 One M&T Plaza
                    Buffalo, NY  14203

Common Stock        Oppenheimer Group, Inc.       415,775 (3)          6.31%
                    Oppenheimer Tower
                    World Financial Center
                    New York, NY 10281

9% Convertible      National Indemnity             40,000 (4)         100% (4)
Preferred Stock      Company
                    3024 Harney Street
                    Omaha, NE  68131


- -----

(1) The members of Group I have jointly filed with the Securities and Exchange Commission ("SEC") a Schedule 13D, as amended, indicating that they constitute a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Each member of Group I has indicated in such amended Schedule 13D or otherwise advised the Company that such member has sole voting and dispositive power with respect to the shares indicated opposite such member's name in the table. Mr. Wilmers is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the West Ferry Foundation and 72,000 shares subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after March 6, 1995 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and Group I. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption "STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS." Hofin Anstalt is a corporation controlled by Jorge G. Pereira, a director and vice chairman of the Board of Directors of the Company. The shares indicated for Hofin Anstalt include shares held by its wholly owned subsidiaries.

(2) Brent D. Baird, a director of the Company, and twelve of his associates have jointly filed with the SEC a Schedule 13D, as amended, disclaiming that they constitute a "group" as such term is used in Section 13(d)(3) of the Exchange Act and reporting that they are the beneficial owners, in the aggregate, of in excess of 5% of the outstanding Common Stock. Mr. Baird has sole voting and dispositive power with respect to 6,184 shares that he owns individually. An additional 214,000 shares are owned by entities of which Mr. Baird is a director or trustee, and as to which shares he may be deemed to share voting or dispositive power. In addition, he has remainder interests in trusts that own an aggregate of 40,104 shares. The remaining 156,600 shares, as to which Mr. Baird disclaims beneficial ownership, are owned by members of Mr. Baird's family, either individually or as trustee, or by a charitable foundation, all the trustees of which are members of Mr. Baird's family.

(3)   Oppenheimer Group, Inc. ("Oppenheimer Group") has filed with the SEC a
      Schedule 13G reporting that it is the beneficial owner of in excess of 5% of the outstanding Common Stock and that it has shared voting and dispositive power with respect to 415,775 shares. Oppenheimer Group, a holding and service company which owns a variety of companies engaged in the securities business, filed the Schedule 13G on behalf of Oppenheimer LP, its parent corporation, and on behalf of certain of its subsidiaries and investment advisory clients or discretionary accounts of such subsidiaries.

(4) Warren E. Buffett, Berkshire Hathaway Inc. and National Indemnity Company have jointly filed with the SEC a Schedule 13G reporting that they are the beneficial owners of 100% of the Company's Series 9% Convertible Preferred Stock ("9% Preferred Stock"), and, pursuant to the conversion privilege thereunder, that they are the beneficial owners of in excess of 5% of the outstanding Common Stock. The
      Schedule 13G indicates that the reporting persons have shared voting and dispositive powers with respect to the 40,000 shares of the 9% Preferred Stock. The 9% Preferred Stock is directly owned by National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., and is convertible at any time into shares of the Common Stock at an initial conversion price of $78.90625 per share, subject to certain antidilution adjustments. Based upon the 6,584,881 shares of the Common Stock outstanding as of the close of business on March 6, 1995, the complete exercise of the conversion privilege would result in the issuance of 506,930 shares of the Common Stock, or 7.15% of the Common Stock that would be outstanding following conversion. The holder of the 9% Preferred Stock is not entitled to vote at the Annual Meeting of Stockholders to be held on April 18, 1995.


                              ELECTION OF DIRECTORS

      Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of First Empire of the following twenty-one (21) persons, to hold office until the 1996 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 1994 Annual Meeting of Stockholders, except for James V. Glynn and John L. Wehle, Jr., who became directors on May 17, 1994, and Robert T. Brady and Samuel T. Hubbard, Jr., who became directors on October 18, 1994. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person as the Company's management shall designate.

      The principal occupation of each of the nominees for the last five years was substantially the same as is listed below. The information with respect to the nominees is as of March 6, 1995 and includes their affiliations with First Empire's subsidiary banks, Manufacturers and Traders Trust Company ("M&T Bank") and The East New York Savings Bank ("East New York"), and with First Empire's other subsidiaries.

                              NOMINEES FOR DIRECTOR

BRENT D. BAIRD IS 56, IS A MEMBER OF THE EXECUTIVE AND COMPENSATION COMMITTEES AND HAS BEEN A DIRECTOR SINCE 1983.

      Mr. Baird is a private investor. Prior to 1992, he was a limited partner of Trubee, Collins & Co., Inc., a member firm of the New York Stock Exchange, Inc. Mr. Baird is a director of M&T Bank and a member of its Executive, Trust and Investment, Nomination, and Community Reinvestment Act Committees. He is a director of East New York, M&T Capital Corporation and M&T Financial Corporation. Mr. Baird is chairman of the board of directors of First Carolina Investors, Inc. and president of Citizens Growth Properties, both of which are engaged in the real estate business. He is also a director of Oglebay Norton Company, Todd Shipyards Corporation, Merchants Group, Inc. and Exolon-ESK Company.

JOHN H. BENISCH IS 59 AND HAS BEEN A DIRECTOR SINCE 1988.

      Mr. Benisch is a limited principal of Colliers ABR, Inc., a real estate firm based in New York City which is engaged in leasing, management and consulting services. Colliers ABR, Inc. is also an owner/member of Colliers International Property Consultants, which has regional offices throughout the United States and internationally. Mr. Benisch is a director of East
New York and a member of its Mortgage Investment Committee. Mr. Benisch is a member of The Real Estate Board of New York, Inc. and a member of the 53rd Street Association N.Y.C. He is also an honorary director of St. Mary's Hospital for Children, Bayside, New York, and is a member of The Salvation Army Greater New York Advisory Board.

C. ANGELA BONTEMPO IS 54 AND HAS BEEN A DIRECTOR SINCE 1991.

      Ms. Bontempo is senior vice president and executive director of the Roswell Park Cancer Institute. She served as the administrator of health services at Covenant House in New York City from July 1993 to January 1994, and from January 1987 to October 1992 was president and chief executive officer of the Sisters of Charity Hospital, Buffalo, New York. Ms. Bontempo is a director of M&T Bank. She is also a member of the Healthcare Careers Centers of Western New York, Inc. and the American College of Health Care Executives.

ROBERT T. BRADY IS 54 AND HAS BEEN A DIRECTOR SINCE 1994.

      Mr. Brady is president, chief executive officer and a director of Moog, Inc., a manufacturer of control systems and components for aircraft, satellites and automated machinery. Mr. Brady is a director of M&T Bank. He is a director of Seneca Foods Corp., Acme Electric Corp. and Astronics Corp. Mr. Brady is also a director of the Greater Buffalo Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

PATRICK J. CALLAN IS 58 AND HAS BEEN A DIRECTOR SINCE 1988.

      Mr. Callan is a principal of The RREEF Funds, pension fund real estate investment advisors and managers. He is a partner of RREEF America Partners and a trustee of BRT Realty Trust. Mr. Callan is a director of East New York and a member of its Mortgage Investment Committee. He is also a member of The New York University Real Estate Institute Advisory Board, the MIT Center for Real Estate Advisory Board, the Association for Foreign Investors in U.S. Real Estate and The Real Estate Board of New York, Inc.

DAVID N. CAMPBELL IS 53 AND HAS BEEN A DIRECTOR SINCE 1987.

      Mr. Campbell is the former chairman of the board and chief executive officer of Computer Task Group, Inc., a provider of professional software development services, a position he held through 1994. Mr. Campbell is a director of M&T Bank. He is a director of Computer Task Group, Inc., National Fuel Gas Company and Gibraltar Steel Corp. Mr. Campbell is also chairman of the board of Dunlop Tire Corporation, a non-executive position without day-to-day managerial responsibilities. He is regional vice chairman of The Business Council of New York State, Inc. and a director of the New York State Science and Technology Foundation. Mr. Campbell is chairman of the Roswell Park Cancer Institute Community Council and a director of the Greater Buffalo Partnership. He is also a member of the University Council of the State University of New York at Buffalo, and a trustee of Niagara University.

JAMES A. CARRIGG IS 61 AND HAS BEEN A DIRECTOR SINCE 1992.

      Mr. Carrigg is chairman of the board, president, chief executive officer and a director of New York State Electric & Gas Corporation. He is the chairman of the Directors Advisory Council of the Southern Division of M&T Bank. Mr. Carrigg is a director of Security Mutual Life Insurance Company of New York, Home Mutual Insurance Company and Utilities Mutual Insurance Company. He is also a director of the New York Business Development Corporation and the Business Council of New York State, Inc., and chairman of the board of trustees of Broome Community College.

BARBER B. CONABLE, JR. IS 72 AND HAS BEEN A DIRECTOR SINCE 1991.

      Mr. Conable retired as the president of The World Bank in September 1991, a position which he had held since 1986. He represented the 30th District of New York in the U.S. House of Representatives from 1965 to 1985, and served as a New York State senator in 1963 and 1964. Mr. Conable is a director of M&T Bank, and serves as chairman of the Directors Advisory Council of its Rochester Division. He is a director of Corning Incorporated and American International Group, Inc. Mr. Conable is chairman of the National Committee on U.S.-China Relations, chairman of the Executive Committee of the Board of Regents of the Smithsonian Institution, and a member of the United Nations Commission on Global Governance. He is also a trustee fellow and member of the Executive Committee of Cornell University.

RICHARD E. GARMAN IS 64, IS A MEMBER OF THE EXECUTIVE COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

      Mr. Garman is president and chief executive officer of A.B.C. Paving Co., Inc., a general construction contractor, and Buffalo Crushed Stone, Inc., an operator of quarries and asphalt production facilities, both of which are located in Buffalo, New York. He is a director and member of the Executive and Trust and Investment Committees of M&T Bank. Mr. Garman is a director of Merchants Group, Inc., Associated General Contractors - New York State, the Greater Buffalo Partnership and Millard Fillmore Hospitals. Mr. Garman is also chairman of the Greater Niagara Frontier Council of the Boy Scouts of America.

JAMES V. GLYNN IS 60, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1994.

      Mr. Glynn is president and owner of Maid of the Mist Corporation, a provider of scenic boat tours of Niagara Falls. Mr. Glynn is a director of M&T Bank and a member of its Examining Committee. Mr. Glynn is a trustee of Niagara University and serves as chairman of its Financial Committee. He also is a trustee of Stella Niagara Education Park and a member of the Niagara University Council. Mr. Glynn is a director of Artpark & Company, the Society for the Promotion, Unification and Redevelopment of Niagara, Inc. and the Greater Buffalo Partnership.

ROY M. GOODMAN IS 64 AND HAS BEEN A DIRECTOR SINCE 1984.

      Senator Goodman is a New York State senator serving his fourteenth term in the Legislature representing the East Side of Manhattan. He is the deputy majority leader for policy of the New York State Senate and serves as chairman of the Senate Committee on Investigations, Taxation, and Government Operations. Senator Goodman is also chairman of the Senate Special Committee on the Arts and Cultural Affairs. He serves as a member of the National Council on the Arts for the National Endowment for the Arts, a position to which he was appointed in 1989 by former President Bush.

PATRICK W.E. HODGSON IS 54, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

      Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. Since February 1993, he has served as chairman of the board and chief executive officer of Todd Shipyards Corporation. Prior to 1990, Mr. Hodgson was president of London Machinery Company Limited, London, Ontario, a manufacturer of truck bodies and equipment. He is a director and a member of the Examining Committee of M&T Bank, and a director of M&T Capital Corporation. Mr. Hodgson is president of T-W Truck Equippers Inc., Buffalo, New York, and a director of Kissing Bridge Corp., Glenwood, New York, and Niagara Blower Co., Buffalo, New York. He is also a director of Todd Shipyards Corporation, First Carolina Investors, Inc., Scotts Hospitality Inc. and Exolon-ESK Company.

SAMUEL T. HUBBARD, JR. IS 45 AND HAS BEEN A DIRECTOR SINCE 1994.

      Mr. Hubbard is president, chief executive officer and a director of The Alling & Cory Company, a distributor of paper products. He is a director of M&T Bank. Mr. Hubbard is a director of the Genesee Corporation, McCurdy & Company, Inc. and The Sodus Cold Storage Co., Inc. He is also a trustee of the Rochester Institute of Technology and the Allendale Columbia Schools, a director of the United Way of Greater Rochester, and a member of the advisory committee of Rochester's Child Advisory.

LAMBROS J. LAMBROS IS 59, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1984.

      Mr. Lambros is a private investor. He was chairman, president, chief executive officer and a director of Norfolk Holdings Inc., an independent oil and gas exploration and production company, from 1986 through 1993. Prior to 1986, Mr. Lambros had been executive vice president and a director of Amerada Hess Corporation, an integrated oil and gas producer, refiner and marketer, where he was responsible for that company's financial and administrative activities.

WILFRED J. LARSON IS 67, IS THE CHAIRMAN OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

      Mr. Larson retired in 1991 as president and chief executive officer of Westwood-Squibb Pharmaceuticals Inc., a subsidiary of the Bristol-Myers Squibb Company. Prior to his retirement, he also served as a vice president of Bristol-Myers Squibb Company. Mr. Larson is a director of M&T Bank, the chairman of its Examining Committee and a member of its Community Reinvestment Act Committee. He is a director of Pratt & Lambert United, Inc., Bryant & Stratton Business Institute, Inc. and Horus Therapeutics, Inc. Mr. Larson is also a trustee of Children's Hospital of Buffalo, Inc.

JORGE G. PEREIRA IS 61 AND HAS BEEN A DIRECTOR SINCE 1982. HE IS VICE CHAIRMAN OF THE BOARD OF FIRST EMPIRE AND IS THE CHAIRMAN OF ITS COMPENSATION COMMITTEE.

      Mr. Pereira is a private investor. He is vice chairman of the board and a director of M&T Bank, and serves as chairman of its Nomination Committee. Mr. Pereira is also a director of East New York. He is the owner of Hofin Anstalt, a private investment company.

WILLIAM C. SHANLEY, III IS 69 AND HAS BEEN A DIRECTOR SINCE 1988.

      Mr. Shanley retired in 1991 as president of Tate & Lyle Inc. Prior to October 1990, he was president and chief executive officer of Amstar Sugar Corporation. Tate & Lyle Inc. and Amstar Sugar Corporation are subsidiaries of Tate & Lyle PLC, a sugar, cereal sweetener and starch group. He is a director of East New York and a member of its Executive and Examining Committees.

RAYMOND D. STEVENS, JR. IS 68, IS A MEMBER OF THE EXECUTIVE AND COMPENSATION COMMITTEES AND HAS BEEN A DIRECTOR SINCE 1970.

      Mr. Stevens is chairman of the board and a director of Pratt & Lambert United, Inc., a manufacturer of paints, coatings and adhesives headquartered in Buffalo, New York. He is a director of M&T Bank and a member of its Executive, Trust and Investment, and Nomination Committees. He is a trustee of the Buffalo General Hospital. Mr. Stevens is also a former chairman of the National Paint and Coatings Association.

RICHARD D. TRENT IS 69, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1988.

      Dr. Trent is president emeritus of Medgar Evers College of the City University of New York, a university professor emeritus of the City University of New York and a consultant in educational administration. He retired in 1991 as a university professor and professor of educational administration at the Brooklyn College of the City University of New York. Dr. Trent is a director of East New York, a member of its Executive and Community Reinvestment Act Committees, and serves as chairman of its Examining Committee. He is a director and member of the Examining Committee of M&T Bank. Dr. Trent was the founding president of Medgar Evers College of the City University of New York. He is also a director of the Greater
New York Council of the Boy Scouts of America and the Center for Creative Collaboration.

JOHN L. WEHLE, JR. IS 49 AND HAS BEEN A DIRECTOR SINCE 1994.

      Mr. Wehle is chairman of the board, chief executive officer and president of the Genesee Corporation and The Genesee Brewing Company, Inc. Mr. Wehle is a director of M&T Bank. He is president and treasurer of the Genesee Country Museum, a trustee of the Rochester Institute of Technology, a member of the board of managers of Strong Memorial Hospital, and a director of the Greater Rochester Visitors Association, Inc., the United Neighborhood Center of Greater Rochester Foundation, Inc., and the Trooper Foundation, State of New York, Inc.

ROBERT G. WILMERS IS 60 AND HAS BEEN A DIRECTOR SINCE 1982. HE IS THE CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF FIRST EMPIRE, AND IS THE CHAIRMAN OF ITS EXECUTIVE COMMITTEE.

      Mr. Wilmers is chairman of the board, president, chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee; a director and member of the Executive Committee of East New York; and a director of a number of other M&T Bank or First Empire subsidiaries. He is a director of the Greater Buffalo Partnership, the Federal Reserve Bank of New York and The Business Council of New York State, Inc., and a member of the Visiting Committee of the John F. Kennedy School of Government at Harvard University. Mr. Wilmers is also a director of the Albright-Knox/Buffalo Fine Arts Academy.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        THE ELECTION OF ALL 21 NOMINEES.

            PROPOSED AMENDMENTS TO THE FIRST EMPIRE STATE CORPORATION
                             1983 STOCK OPTION PLAN


      The purpose of the Stock Option Plan is to aid in maintaining and developing strong management through encouraging the ownership of Common Stock by key employees and to provide an incentive to the continued service of such key employees. The Stock Option Plan originally was adopted by the Board of Directors in 1983 and approved by the stockholders in 1984. In 1987, 1990 and 1992, the Board of Directors adopted amendments to the Stock Option Plan, in each case with subsequent approval by the stockholders. In February 1995, the Board of Directors adopted further amendments to the Stock Option Plan ("1995 Amendments"), subject to the stockholder approval solicited hereby.

DESCRIPTION OF AND REASONS FOR THE 1995 AMENDMENTS

      The 1995 Amendments revised the Stock Option Plan in a number of respects. A copy of the Stock Option Plan as amended and restated is attached to this proxy statement as Exhibit A. Each stockholder is urged to review the plan in its entirety.

      Two aspects of the 1995 Amendments are being submitted for stockholder approval. The first is the amendment which increases the number of shares issuable pursuant to the Stock Option Plan from 1,500,000 to 2,000,000. The second is the amendment which establishes a maximum number of shares of Common Stock that may be covered by stock options and stock appreciation rights (including stock appreciation rights exercisable only for cash) granted to key employees of the Company under the Stock Option Plan during any fiscal year.

      In addition, the Board of Directors has approved certain other amendments to the Stock Option Plan. These amendments are intended to conform certain provisions of the Stock Option Plan to the requirements of an exception for "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the proposed regulations promulgated thereunder. In general, Section 162(m) limits the deduction of compensation paid to certain executives of publicly-held corporations to $1 million per year, subject to certain exceptions, including one for "performance-based compensation."

      The amendments approved by the Board of Directors which are subject to stockholder approval are described below. There follows a summary of significant provisions of the Stock Option Plan as currently in effect.

      INCREASE IN NUMBER OF SHARES SUBJECT TO THE STOCK OPTION PLAN. The Stock Option Plan, as in effect prior to approval by the Board of Directors of the 1995 Amendments, provided that up to 1,500,000 authorized but unissued or treasury shares of Common Stock could be issued or delivered upon the exercise of stock options or stock appreciation rights. The Board of Directors believes that the ability to make grants and awards under the Stock Option Plan has enhanced the Company's ability to attract and retain qualified employees and directors. Under the Stock Option Plan, the Company may grant stock options, stock appreciation rights exercisable for Common Stock, and stock appreciation rights exercisable for cash.

      Of the 1,500,000 shares of Common Stock authorized for issuance pursuant to the Stock Option Plan, as of March 6, 1995, stock options and stock appreciation rights, other than stock appreciation rights exercisable only for cash, covering 1,383,064 of the shares of Common Stock subject to the Stock Option Plan had been granted, and 628,077 shares had been issued. In addition to such stock options and stock appreciation rights granted, and the shares of Common Stock issued, 133,300 stock appreciation rights independent of any option and exercisable only for cash had been granted under the Stock Option Plan as of March 6, 1995. Under the Stock Option Plan, as administered, stock appreciation rights independent of any option and exercisable only for cash have been counted against the total shares of Common Stock issuable pursuant to the Stock Option Plan in order for the issuance and exercise of such rights not to be subject to Section 16 of the Exchange Act, and they will continue to be so counted as long as necessary for that purpose under SEC rules or interpretations. Based upon the foregoing, no shares of Common Stock remain available for future grants. Grants of stock options granted by the Board of Directors in January 1995 which exceed the number of shares presently authorized for issuance pursuant to the Stock Option Plan have been granted subject to the stockholder approval sought hereby.

      As a part of the Company's compensation policy, the base salaries of its executive officers are targeted at or below the median of a comparative group of banks, as hereinafter defined. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation." Accordingly, stock options and stock appreciation rights are an important component of an executive officer's total compensation, thereby allowing the Company to attract and develop strong management. In light of the success of the Stock Option Plan to date and in order to ensure that the Board of Directors retains the flexibility to grant whichever instrument authorized under the Stock Option Plan that it deems appropriate in furtherance of the purposes of the Stock Option Plan, the Board of Directors believes it is in the best interests of the Company that additional shares be made available for grants and awards under the Stock Option Plan. These additional shares will allow the Company to make additional grants and awards under the Stock Option Plan, and thereby continue to develop strong management of the Company. Accordingly, the Board of Directors has adopted an amendment to the Stock Option Plan increasing from 1,500,000 to 2,000,000 the number of shares of Common Stock reserved for issuance pursuant to the Stock Option Plan.

      ESTABLISHMENT OF MAXIMUM NUMBER OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED TO KEY EMPLOYEES. As a part of the 1995 Amendments, the Board of Directors amended the Stock Option Plan to limit the number of shares of Common Stock that may be covered by stock options and stock appreciation rights (including stock appreciation rights exercisable only for cash) granted to a key employee during any fiscal year of the Company. The purpose of the amendment is to allow stock options and stock appreciation rights granted under the Stock Option Plan to continue to be eligible to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code limits the deduction for compensation paid to the chief executive officer and each of the four highest paid executive officers to $1 million per employee for any fiscal year. Certain types of compensation are excluded from the limit, including payments that qualify as "performance-based compensation."

      Under the amendment, the number of shares of Common Stock that may be covered by stock options and stock appreciation rights (including stock appreciation rights that are exercisable only for cash) granted to a key employee in any fiscal year of the Company may not exceed 50,000 shares. The amendment further provides that a newly-hired key employee who will serve as an executive officer of the Company may receive, in addition to the base limitation of 50,000 shares of the Common Stock in any fiscal year, a supplemental one-time grant of a stock option or stock appreciation right covering up to 50,000 more shares of the Common Stock upon joining the Company. Accordingly, the aggregate effect of the amendment could permit a newly-hired executive officer to be granted stock options and stock appreciation rights covering up to 100,000 shares of the Common Stock in the initial year of the executive officer's employment. Moreover, such maximum amounts are subject to adjustment to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company. The above limits would not have affected grants made during 1994.

DESCRIPTION OF THE PLAN

      The following summary is a brief description of the significant provisions of the Stock Option Plan and does not purport to be a complete statement of the terms and conditions of the Stock Option Plan, a copy of which, as amended and restated, is attached to this Proxy Statement as Exhibit A.

      SHARES SUBJECT TO GRANT. The Company has acquired, and intends to continue to acquire, as necessary, Common Stock in the open market to fulfill its obligations under the Stock Option Plan and intends to distribute such shares upon the exercise of options and rights under the Stock Option Plan, which are exercisable in shares of the Common Stock. The Stock Option Plan and grants made thereunder are subject to certain antidilution provisions.

      ADMINISTRATION. The Stock Option Plan is administered by a committee consisting of two or more disinterested members of the Board of Directors. The present members of the committee, known as the Compensation Committee, are Messrs. Pereira (Chairman), Stevens and Baird. Subject to the provisions of the Stock Option Plan, the Compensation Committee is authorized to determine eligibility, to award grants, and to otherwise administer the Stock Option Plan.

      The Company's Board of Directors may terminate the Stock Option Plan at any time and may amend it in any respect, except that stockholder approval is required for certain types of amendments, including the proposed amendments described above. The Stock Option Plan, as currently in effect, will terminate on February 18, 2002. Approval of the 1995 Amendments to the Stock Option Plan will result in extending the term of such plan to February 21, 2005. The Stock Option Plan will remain in effect after its termination for the purpose of administering outstanding grants.

      ELIGIBILITY. Stock options and stock appreciation rights may be granted only to officers and other key employees of the Company and its subsidiaries and to certain former trustees of East New York. Other directors who are not officers or employees, including members of the Compensation Committee, are not eligible to receive grants. As of March 6, 1995, there were approximately 331 employees of the Company and its subsidiaries and 7 former trustees of East New York potentially eligible to receive grants under the Stock Option Plan, 7 of whom held only options, 121 of whom held options with limited stock appreciation rights attached thereto, and 29 of whom held stock appreciation rights exercisable for cash with limited stock appreciation rights attached thereto. As of such date, the weighted average exercise price of unexercised options and stock appreciation rights was $105.17 per share. The market price of Common Stock on the same date was $158.50 per share (the closing price of a share of Common Stock on the American Stock Exchange on such date). See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS--Stock Option Grants in 1994" for additional information regarding grants made under the Stock Option Plan.

      STOCK OPTIONS. Incentive stock options and nonstatutory stock options granted under the Stock Option Plan permit optionees to purchase Common Stock from the Company at exercise prices of not less than the fair market value of the optioned stock at the date of grant (other than certain options granted in 1987 in connection with the Company's acquisition of East New York, which were subsequently approved by the Company's stockholders at the Annual Meeting held on April 20, 1988). All options granted under the Stock Option Plan expire not more than ten years after the date of grant (ten years and one day in the case of nonstatutory stock options). An optionee may receive more than one option. The amount of stock subject to incentive stock options granted after 1986 to any optionee that may first become exercisable in any calendar year is subject to limitations set forth in the Internal Revenue Code.

      The options that already have been granted under the Stock Option Plan generally become exercisable in installments during the term of the option. These options, however, may become exercisable in full at any time in the event that (i) either a tender or exchange offer is made which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock or any person acquires in excess of 30% of the outstanding Common Stock, and (ii) the Compensation Committee does not determine that the option should not be exercisable in full. If the tender offer or exchange offer is not successful, the option would return to its original vesting schedule unless already exercised.

      The Compensation Committee is authorized to provide in its discretion for the payment of the exercise price otherwise than in cash, including by delivery of shares of Common Stock, valued at fair market value on the date of exercise, or by a combination of both cash and Common Stock. The agreements for previously granted options provide that no shares of Common Stock may be used for payment of the exercise price unless they have been held by the optionee for a specified holding period prior to the date of exercise.

      STOCK APPRECIATION RIGHTS. Nonlimited stock appreciation rights and limited stock appreciation rights provide alternative means by which optionees may be able to realize the benefits of appreciation in the value of Common Stock.

      Nonlimited stock appreciation rights may be granted in connection with the grant of an incentive or nonstatutory stock option or of a limited stock appreciation right, or by amendment of an outstanding nonstatutory stock option or limited stock appreciation right ("related rights"). Nonlimited stock appreciation rights also may be granted independently of any option or stock appreciation right "nonrelated rights"). Upon exercise, a nonlimited stock appreciation right entitles the optionee to elect to receive in cash, Common Stock or a combination thereof, or to receive only in cash if the nonlimited stock appreciation right is exercisable only for cash, the excess of the market value of a specified number of shares of Common Stock at the time of exercise over, generally speaking, the market value of the same number of shares of Common Stock at the time of grant. The consent of the Compensation Committee may be required for an election to receive cash on the exercise of a stock appreciation right.

      Limited stock appreciation rights may be granted as related or nonrelated rights, generally subject to the same rules as apply to related nonlimited stock appreciation rights. Such rights may be exercised only in the event of a tender or exchange offer for Common Stock which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock. The grants that already have been made require that, before a limited stock appreciation right may be exercised, the

Compensation Committee must determine that consummation of the tender offer or exchange offer would result in a change in control of the Company.

      When a limited stock appreciation right is a related right to an incentive stock option, the grantee is entitled, upon exercise, to receive in cash the excess of the market value of a specified number of shares of Common Stock at the time of exercise over, generally speaking, the market value of the same number of shares of Common Stock at the time of grant. A limited stock appreciation right that is not a related right to an incentive stock option entitles the optionee, upon exercise, to receive in cash the excess of the "offer price" multiplied by a specified number of shares of Common Stock, over the market value of the same number of shares of Common Stock at the time of grant. The "offer price" is the greater of the highest price paid by the offeror in the tender or exchange offer during the ninety days prior to exercise or the highest market value of the Common Stock during such period.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      INCENTIVE STOCK OPTIONS. Generally, an optionee will not recognize income on the grant or exercise of an incentive stock option. In certain situations, however, an optionee will recognize ordinary income on the exercise of an incentive stock option in a substantially similar manner as on the exercise of a nonstatutory stock option, as described below. The exercise of an incentive stock option may result in a tax to the optionee under the alternative minimum tax even if the exercise would not otherwise be taxable.

      The general rule is that gain or loss from the sale or exchange of shares acquired on exercise of an incentive stock option (except where the exercise resulted in ordinary income) will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the optionee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.

      If an optionee recognizes ordinary income on exercise of an incentive stock option or as a result of a disposition of the shares acquired on exercise, the employer corporation will be entitled to a deduction in the same amount, subject to satisfying any tax withholding requirements.

      NONSTATUTORY STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. An optionee generally will not recognize income on the grant of a nonstatutory stock option or a stock appreciation right, but generally will recognize ordinary income on exercise of either. The amount of income recognized on exercise of a nonstatutory stock option generally will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, regardless of whether the exercise price is paid in cash or stock. The amount of income recognized on exercise of a stock appreciation right generally will be equal to the amount of cash and the fair market value of any shares received at the time of exercise plus the amount of any taxes withheld. Where ordinary income is recognized by an optionee in connection with the exercise of a nonstatutory stock option or stock appreciation right, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized, subject to satisfying tax withholding requirements.

      PARACHUTE PAYMENTS. Where payments to an employee that are contingent on a change in control of the employer corporation exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20% excise tax on, and the employer corporation generally is not entitled to any deduction for, a specified portion of such payments. If a change in control of the Company were to occur, payments of cash upon exercise of limited stock appreciation rights, and an acceleration of vesting of options pursuant to a change in control, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

      GENERAL. The rules governing the tax treatment of options and stock appreciation rights, and an optionee's receipt of stock or cash pursuant to the exercise thereof are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state or local law may not be the same as under the federal income tax laws.

ACCOUNTING TREATMENT

      Under current accounting principles, neither the grant nor the exercise of an incentive stock option or a nonstatutory stock option under the Stock Option Plan with an exercise price not less than the fair market value of Common Stock at the date of grant requires any charge against earnings. In December 1994, the Financial Accounting Standards Board ("FASB") announced that, while it expects to encourage companies to adopt a new method that accounts for stock compensation awards based on estimated fair value at date of grant, companies would be permitted to continue with the accounting treatment described above, if such companies disclose in footnotes to their financial statements the effect on their net incomes had expense for stock compensation awards been recognized based on FASB-specified guidelines.

      Stock appreciation rights require a charge against the earnings of the Company each accounting period the value of such rights increases. The charge related to stock appreciation rights will vary depending upon, among other factors, the amount of stock appreciation rights granted, stock price changes above the grant price, and the length of time that stock appreciation rights have been outstanding. Such charge is based, generally speaking, on the difference between the exercise price specified in the related option, or the market value of Common Stock on the date of grant, and the current market price of Common Stock. In the case of limited stock appreciation rights, such charge would not be made until the time of the tender offer or exchange offer. In the event of a decline in the market price of Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made (but not to exceed aggregate prior charges).

CERTAIN OTHER INFORMATION

      For information concerning the compensation of directors and executive officers of the Company, please refer to the information under the caption "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS." Neither cash nor Common Stock received upon exercise of an option or a stock appreciation right under the Stock Option Plan will be treated as compensation under any employee benefit plan of the Company.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE PROPOSED AMENDMENTS TO THE STOCK OPTION PLAN.

               STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

      Direct and indirect ownership of Common Stock by each of the directors and the executive officers who are named in the Summary Compensation Table
(the "Named Executive Officers"), and by the directors and executive officers as a group is set forth in the table below as of March 6, 1995, together with the percentage of total shares outstanding represented by such ownership.
(For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)
                                                                     PERCENT
NAME OF BENEFICIAL OWNER               NUMBER OF SHARES              OF CLASS
- ------------------------              ------------------             --------
Brent D. Baird                           70,288 (1)                     1.07%
John H. Benisch                           6,257 (2)                     (11)
C. Angela Bontempo                           15 (3)                     (11)
Robert T. Brady                             200                         (11)
Patrick J. Callan                         6,457 (2)                     (11)
David N. Campbell                         1,010                         (11)
James A. Carrigg                            731                         (11)
Barber B. Conable, Jr.                      500                         (11)
Richard E. Garman                        25,500                         (11)
James V. Glynn                            1,025                         (11)
Roy M. Goodman                               -                            -
Patrick W.E. Hodgson                      5,700 (4)                     (11)
Samuel T. Hubbard, Jr.                      200 (3)                     (11)
Lambros J. Lambros                        6,000                         (11)
Wilfred J. Larson                         5,495                         (11)
Jorge G. Pereira                        372,400 (5)                     5.66
William C. Shanley, III                  12,550 (2)                     (11)
Raymond D. Stevens, Jr.                   4,756 (6)                     (11)
Peter Tower                             105,000 (7)                     1.60
Richard D. Trent                          4,757 (2)                     (11)
John L. Wehle, Jr,                          200                         (11)
Robert G. Wilmers                       657,750 (2)(5)(8)(9)            9.88
Robert E. Sadler, Jr.                    40,646 (2)(8)                  (11)
William A. Buckingham                    25,931 (2)(8)                  (11)
Paul B. Murray                           71,207 (2)(6)(8)(10)           1.07
James L. Vardon                          31,554 (2)(8)                  (11)


All directors and executive
 officers as a group
 (32 persons)                         1,553,700 (2)(8)                 22.72%

- -----

 (1) See footnote (2) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

 (2) Includes the following shares of Common Stock subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after March 6, 1995: Mr. Benisch - 5,257 shares; Mr. Callan - 2,457 shares; Mr. Shanley - 5,450 shares; Dr. Trent -4,457 shares; Mr. Wilmers - 72,000 shares; Mr. Sadler - 16,001 shares; Mr. Buckingham - 21,900 shares; Mr. Murray - 56,119 shares; Mr. Vardon - 7,385 shares; all directors and executive officers as a group - 254,628 shares.

 (3)  The indicated shares are held by a trust for which the indicated
      director is a trustee and in which    the director has a pecuniary
      interest and investment power.

 (4) Includes 600 shares of Common Stock held by a close relative for which beneficial ownership is disclaimed. Also includes 4,500 shares of Common Stock owned by a corporation controlled by Mr. Hodgson.

 (5) See footnote (1) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

 (6) Includes 1,116 shares of Common Stock held as trustee for another and for which beneficial ownership is disclaimed.

 (7) Includes 15,600 shares of Common Stock owned by a charitable foundation formed by Mr. Tower. Mr. Tower is a trustee of such foundation and holds shared voting and dispositive power over the shares of Common Stock owned by it, but he has no pecuniary interest in any of the shares owned by the charitable foundation, and he disclaims any beneficial interest in, and beneficial ownership of, such shares.

 (8) Includes the following shares of Common Stock through participation in the First Empire State Corporation Retirement Savings Plan and Trust ("Retirement Savings Plan"): Mr. Wilmers - 3,014 shares; Mr. Sadler - 1,520 shares; Mr. Buckingham - 1,711 shares; Mr. Murray - 8,541; Mr. Vardon - 879 shares; all directors and executive officers as a group - 18,653 shares.

 (9) Includes 3,465 shares of Common Stock held by a close relative or the estate of a close relative for which beneficial ownership is disclaimed.

(10)  Includes 7,157 shares of Common Stock held by a close relative.

(11)  Less than 1%.

      Under Section 16(a) of the Exchange Act, the Company's directors and officers and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their ownership of the Common Stock, options and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership to the SEC and the American Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 1994. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the Common Stock, except that Richard
E. Garman and Wilfred J. Larson, directors of the Company, each failed to file on a timely basis one report relating to one transaction which each such director subsequently late-filed. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under the applicable rules of the SEC.

                                PERFORMANCE GRAPH

      The graph below contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the S&P 500 Composite Index, compiled by Standard & Poor's Corporation, and the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., for the five-year period beginning on December 31, 1989 and ending on December 31, 1994. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks.





                      (This space left intentionally blank.
            See APPENDIX for a description of the Performance Graph.)






                         Stockholder Value at Year End*


                              1989   1990   1991   1992   1993   1994
                              ----   ----   ----   ----   ----   ----

             First Empire     $100   $85    $158   $215   $228   $224
             S&P 500 Index    $100   $97    $126   $136   $150   $152
             KBW 50 Index     $100   $72    $114   $145   $153   $145


* Assumes a $100 investment on December 31, 1989 and reinvestment of all dividends.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      A key objective of First Empire is to attract, develop and maintain strong executive officers who are capable of maximizing the Company's performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee has adopted a compensation strategy for its executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives such as awards of cash bonuses and grants of stock options in order to reward longer-term contributions to the Company's success. First Empire periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup to First Empire. The Compensation Committee considered seventeen commercial banking companies which it believed were reasonably comparable to the Company's asset size and performance and which were generally located in the northeast or midwest (the "comparative group of banks"). Ten of the seventeen commercial banking companies forming the comparative group of banks considered by the Compensation Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

      Base salaries of First Empire's executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Compensation Committee generally targets the salaries of First Empire's executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Compensation Committee targets the total cash compensation of First Empire's executive officers above the median of the comparative group of banks.

      First Empire's executive officers participate in an annual incentive compensation plan ("Annual Incentive Plan"). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers out of a fund established annually by the Compensation Committee. In establishing this fund, the Compensation Committee considers First Empire's profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Compensation Committee may increase the size of the established fund in its discretion by no more than 50% to take into account its subjective assessment of management's contribution to First Empire's profitability. First Empire's net operating earnings after taxes for 1994 exceeded the minimum threshold of profitability which had been previously established by the Compensation Committee, thereby initiating the payment of cash bonuses to its executive officers under the Annual Incentive Plan, but the Compensation Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

      The aggregate amount of the Annual Incentive Plan pool and 1994's awards to First Empire's executive officers thereunder were reviewed and approved by the Compensation Committee. The Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 1994 performance of executive officers and other employees under the Annual Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the Chief Executive Officer's performance, the Compensation Committee considered, but did not formally weight, the following performance factors: the Company's earnings growth; its asset quality relative to the banking industry as a whole; the integration of the Company's acquisitions; and market share. Another factor which the Compensation Committee considered in determining the Chief Executive Officer's 1994 incentive award was its philosophy of providing the Chief Executive Officer with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

      Consistent with its objective of attracting, developing and maintaining strong executive management, First Empire provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options and stock appreciation rights under the Stock Option Plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of First Empire's executive officers with those of its stockholders. Stock options and stock appreciation rights are considered effective long-term incentives by the Compensation Committee because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of banks.

      In 1994, the Compensation Committee considered, but did not formally weight, the following factors in connection with the number of options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer's position and potential within First Empire; and the level of past awards of stock options or stock appreciation rights granted to each executive officer. In the determination of the Chief Executive Officer's 1994 stock option award, the Compensation Committee also considered its philosophy of providing him with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

      All of the 1994 performance factors considered by the Compensation Committee in its salary determinations and its annual incentive and stock option awards made to the Company's executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Compensation Committee's expectations. The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive and reflects the Company's performance. Also, the Compensation Committee believes that the Company's compensation programs have helped to focus First Empire's executive officers on increasing the Company's performance and stockholder value.

      Effective as of January 1, 1994, Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." None of the Company's executive officers received compensation in 1994 which was nondeductible under Section 162(m) of the Internal Revenue Code, and it is unlikely that any one of the Company's executive officers will receive compensation in 1995 that is nondeductible. As previously described, the Board of Directors has adopted certain amendments to the Company's Stock Option Plan for the purpose of allowing grants made under the Stock Option Plan to continue to be eligible for the "performance-based compensation" exception to Section 162(m).

      This report was prepared by the Compensation Committee of the Board of
Directors:

      Jorge G. Pereira, Chairman
      Brent D. Baird
      Raymond D. Stevens, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Pereira, Baird and Stevens served as members of the Compensation Committee throughout 1994, and are currently serving as such.

      Mr. Pereira is vice chairman of First Empire and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984. Mr. Baird served as chairman of the board of M&T Capital Corporation, the venture capital subsidiary of M&T Bank, from August 4, 1983 to April 20, 1987. Neither Mr. Pereira nor Mr. Baird has received additional compensation for serving in such capacities.

      The members of the Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1994 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

    The following table contains information concerning the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in the three fiscal years ended December 31, 1994.



                        SUMMARY COMPENSATION TABLE


                                                        LONG-TERM
                                                         COMPEN-
                              ANNUAL COMPENSATION        SATION
                           --------------------------   ---------
                                                         AWARDS

                                                        SECURITIES     ALL
                                                        UNDERLYING    OTHER
                                                         OPTIONS/    COMPEN-
NAME AND PRINCIPAL POSITION   YEAR   SALARY     BONUS      SARS      SATION
- ---------------------------   ----   -------    -------  --------    ------
                                       ($)       ($)        (#)      ($)(1)

Robert G. Wilmers             1994   $400,000   $235,000   20,000    $12,546
 Chairman of the Board,       1993    400,000    200,000   20,000     11,963
 President and Chief          1992    400,000    150,000   15,000     11,649
 Executive Officer of
 First Empire and M&T Bank

Robert E. Sadler, Jr.         1994    250,000    300,000    7,500     10,875
 Executive Vice President     1993    248,646    300,000    7,500     19,571
 of First Empire and          1992    235,000    270,000   10,000     10,536
 M & T Bank

William A. Buckingham         1994    235,000    245,000    5,000     12,997
 Executive Vice President     1993    235,000    245,000    5,000     12,994
 of First Empire and          1992    235,000    245,000    4,000     12,718
 M&T Bank

Paul B. Murray                1994    425,000     50,000    3,046     17,969
 Chairman of the Board,       1993    425,000     50,000    3,174     21,787
 President and Chief          1992    425,000     50,000    4,042     15,123
 Executive Officer
 of East New York

James L. Vardon               1994    205,000    265,000    7,000      9,553
 Executive Vice President     1993    205,000    250,000    7,000     10,118
 and Chief Financial          1992    205,000    250,000    7,000     24,060
 Officer of First Empire
 and M&T Bank

(1) Includes the following 1994 contributions by the Company to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by the Company, for the benefit of the Named Executive Officers: Messrs. Wilmers, Sadler, Buckingham, Murray and Vardon - $6,750. Includes the following 1994 credits by the Company under the Supplemental Savings Plan (as hereinafter defined under the caption "Supplemental Benefit Plans") for the benefit of the Named Executive Officers: Messrs. Wilmers, Sadler and Murray -$3,864; Mr. Buckingham - $3,828; and Mr. Vardon - $2,478. Includes the following insurance premiums paid by the Company in 1994 in respect of term life insurance for the benefit of the Named Executive Officers: Mr. Wilmers
      - $1,932; Mr. Sadler - $261; Mr. Buckingham - $2,419; Mr. Murray - $7,355; and Mr. Vardon - $ 305.

STOCK OPTION GRANTS IN 1994

      The table below contains information with respect to the grants of stock options under the Stock Option Plan during the fiscal year ended December 31, 1994 to the Named Executive Officers who are covered by the Summary Compensation Table. No stock appreciation rights were granted under the Stock Option Plan in 1994 other than limited stock appreciation rights granted in tandem with stock options.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS
                       ---------------------------------------------------
                       NUMBER   PERCENT
                         OF     OF TOTAL
                       SECUR-   OPTIONS/
                       ITIES      SARS
                       UNDER-  GRANTED TO
                       LYING    EMPLOYEES
                       OPTIONS     IN      EXERCISE   EXPIR-   GRANT DATE
                        /SARS    FISCAL      OR       ATION     PRESENT
NAME                   GRANTED    YEAR    BASE PRICE  DATE       VALUE
- --------------------   -------   ------   ----------  ------   ----------
                       (#)(1)     (4)     ($/SHARE)             ($) (5)
                       (2)(3)

Robert G. Wilmers      20,000    14.0%     $139.50    1/19/04   $756,000
Robert E. Sadler, Jr.   7,500     5.3       139.50    1/19/04    283,500
William A. Buckingham   5,000     3.5       139.50    1/19/04    189,000
Paul B. Murray          3,046     2.1       139.50    1/19/04    115,139
James L. Vardon         7,000     4.9       139.50    1/19/04    264,600





- -----

(1)   Title of securities subject to grant:  Common Stock.

(2) All grants to the Named Executive Officers include grants of an equal number of related (or "tandem") limited stock appreciation rights, except for the grant to Mr. Murray. Limited stock appreciation rights may be exercised only in the event of a tender or exchange offer ("Offer") for the Common Stock (a) which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock, and (b) that the Compensation Committee determines would result in a change in control of the Company, if consummated. Upon exercise, a limited stock appreciation right granted in tandem with a nonstatutory stock option entitles the holder to receive cash in an amount equal to the excess of (a) the highest price paid pursuant to the Offer during the 90 days prior to exercise, or (b) the highest market value of a share of Common Stock during the 90 days prior to exercise, whichever is greater, over the market value of a share of Common Stock on the date of grant. A limited stock appreciation right granted in tandem with an incentive stock option entitles the holder to receive cash in an amount equal to the appreciation in the market value of a share of Common Stock since the date of grant.

(3) The stock options are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary.

(4) Excludes shares of Common Stock subject to options granted under the Stock Option Plan to directors who are not employees of the Company. See "Directors' Fees."

(5) Consistent with the previous year, the Company used a binomial option pricing model to determine the grant date present value of stock options granted in 1994 upon the belief that such model is the most reasonable method of estimating the value of stock options granted under the Stock Option Plan. The estimated value per option is $37.80, which was calculated through the use of the following assumptions: an option term, based on historical data since the inception of the Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of options under the Stock Option Plan and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.40%, the approximate annualized cash dividend rate paid with respect to a share of the Common Stock on December 31, 1993. The Company also deducted 11% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISED IN 1994 AND YEAR-END
VALUES

      The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 1994, the total gain realized upon exercise, the number of stock options and stock appreciation rights held at the end of the year, and the realizable gain of the stock options and stock appreciation rights that are "in-the-money." In-the-money stock options and stock appreciation rights are stock options or stock appreciation rights with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                             NUMBER OF
                                            SECURITIES            VALUE OF
                                            UNDERLYING          UNEXERCISED
                                            UNEXERCISED         IN-THE-MONEY
                                          OPTIONS/SARS AT      OPTIONS/SARS AT
                                          FISCAL YEAR-END   FISCAL YEAR-END (2)
                                          ---------------   -------------------
                       SHARES
                      ACQUIRED  VALUE
                         ON      REAL-    EXER-   UN-                   UN-
                         EXER-   IZED     CIS-  EXERCIS-   EXERCIS-   EXERCIS-
NAME                    CISE      (1)     ABLE    ABLE       ABLE       ABLE
- ---------------------  -------  ------   ------  ------    -------    --------
                         (#)      ($)       (#)    (#)       ($)        ($)

Robert G. Wilmers         -    $   -      56,500  58,500 $4,614,438 $1,192,438
Robert E. Sadler, Jr.     -        -      20,231  23,250  1,579,180    396,469
William A. Buckingham   9,000   696,750   26,200  12,300  1,780,675     96,013
Paul B. Murray            -        -      55,759  11,941  4,902,220    359,711
James L. Vardon         2,665   230,670    2,935  20,200    114,018    330,675





- -----

(1) Based upon the difference between the closing price of the Common Stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2) Based upon the closing price of the Common Stock on the American Stock Exchange on December 30, 1994 of $136.00 per share.

RETIREMENT PLAN

      The following table sets forth the annual retirement benefits under the regular benefit formula of the First Empire State Corporation Retirement Plan ("Retirement Plan") payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 1995.

                           PENSION PLAN TABLE (1) (2)

                                        YEARS OF SERVICE
                     ---------------------------------------------------------
   REMUNERATION        10            15          20           25          30
   ------------      ------       -------     -------      -------     -------

     $150,000        24,204        36,306      48,408       60,510      72,612
      250,000        41,204        61,806      82,408      103,010     123,612
      350,000        58,204        87,306     116,408      145,510     174,612
      450,000        75,204       112,806     150,408      188,010     225,612
      550,000        92,204       138,306     184,408      230,510     276,612


- -----

(1) The table assumes a straight-life annuity form of payment. The retirement benefits provided by the Retirement Plan, including those that are depicted in the table, are not subject to any deduction for Social Security or other offset amounts.

(2) The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code. That limit (the "IRS Benefit Limit") is $120,000 for 1995. Also, in calculating a participant's benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the "IRS Compensation Limit") is $150,000 for 1995.

      The compensation covered by the Retirement Plan benefits summarized in the above table approximates an employee's base annual salary. The covered compensation for each of the Named Executive Officers in the Summary Compensation Table would approximate the highest average of the amounts shown in the "Salary" column of that table which are paid during any five consecutive calendar year period in the ten calendar years preceding retirement, subject to the applicable IRS Compensation Limits. For 1994, covered compensation taken into account under the Retirement Plan for each of the Named Executive Officers in the Summary Compensation Table was as follows: Mr. Wilmers -$401,983; Mr. Sadler - $247,963; Mr. Buckingham - $235,368; Mr. Murray - $430,750; and Mr. Vardon - $203,788. For purposes of the Retirement Plan, such executive officers had the following years of service at year end 1994: Mr. Wilmers - 12 years; Mr. Sadler - 11 years; Mr. Buckingham - 4 years; Mr. Murray - 17 years; and Mr. Vardon - 10 years.

      Through the application of an alternative benefit formula applicable to employees of East New York who met certain age and/or service requirements as of January 1, 1989, Mr. Murray, who retired as President and Chief Executive Officer of East New York in January 1995, will receive annual retirement payments of $66,059. Mr. Murray remains Chairman of the Board of Directors of East New York, a non-executive position without day-to-day responsibilities.

SUPPLEMENTAL BENEFIT PLANS

      In addition to retirement benefits under the Retirement Plan, M&T Bank has agreed, on an unfunded basis, to pay supplemental retirement benefits to Messrs. Buckingham, Sadler and Vardon in amounts equal to the difference between 55% of each individual's final average annual compensation, as defined in the Retirement Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to each individual from such plan. The supplemental retirement benefits to be paid to each of them are not dependent upon their respective entitlements to retirement benefits under the Retirement Plan. In the case of Messrs. Buckingham and Sadler, the supplemental benefits are reduced by payments which they will receive from the retirement plans of their previous employers. Based on current actuarial assumptions associated with their participation in the Retirement Plan, the following amounts would be payable to them annually as supplemental retirement benefits commencing at age 65: Mr. Buckingham - $25,446; Mr. Sadler - $69,550; and Mr. Vardon - $63,424. Actuarially reduced amounts would be payable to any of them who elected early retirement.

      Effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Pension Plan (the "Supplemental Pension Plan"). The purpose of the Supplemental Pension Plan is to provide for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain First Empire affiliates whose benefits payable under the Retirement Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant's entitlement to benefits under the Retirement Plan. A participant's supplemental benefit is equal to the excess of (a) the payment he would have received under the Retirement Plan were the IRS Compensation Limit $235,840 over (b) the payment actually received under the Retirement Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank and East New York have agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of them. With respect to Messrs. Buckingham, Sadler and Vardon, the supplemental benefits under the Supplemental Pension Plan are reduced by the supplemental retirement benefits which M&T Bank has agreed to pay to them in accordance with the preceding paragraph. Mr. Murray, who retired in January 1995, received a lump sum supplemental benefit of $14,986. Based on current actuarial assumptions associated with participation in the Retirement Plan, Mr. Wilmers would receive $7,783 annually under the Supplemental Pension Plan if he retired at age 65. An actuarially reduced amount would be payable if he retired earlier. Based on current actuarial assumptions associated with their participation in the Retirement Plan, Messrs. Buckingham, Sadler and Vardon would receive no benefits under the Supplemental Pension Plan.

      Also effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Retirement Savings Plan (the "Supplemental Savings Plan"). The purpose of the Supplemental Savings Plan is to provide for the payment of supplemental benefits to select management and highly compensated employees of certain First Empire affiliates, contributions on whose behalf under the Retirement Savings Plan are limited by the IRS Compensation Limit. To participate in the Supplemental Savings Plan, the executive must make salary reduction contributions to the Retirement Savings Plan of at least six percent of compensation (up to the IRS Compensation Limit) and must have compensation in excess of the IRS Compensation Limit. In such a case the Company will credit to the participant's account under the Supplemental Savings Plan an amount equal to the excess of (a) the matching contribution that would have been made on his behalf by the Company under the Retirement Savings Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the matching contribution actually made on his behalf by the Company under the Retirement Savings Plan. The Supplemental Savings Plan also permits a participant to elect to defer and have credited to his account under the Supplemental Savings Plan an amount of compensation in excess of the IRS Compensation Limit, but not in excess of $235,840, equal to the percentage of compensation the participant has elected to defer under the Retirement Savings Plan. A participant's account in the Supplemental Savings Plan is credited with investment income or loss as if the funds had been invested in the investment funds offered under the Retirement Savings Plan, as elected by the participant. The amount of a participant's account under the Supplemental Savings Plan will be paid at such time as the participant elects irrevocably upon becoming a participant under the Supplemental Savings Plan. Each of the Named Executive Officers is eligible to participate in Supplemental Savings Plan and, in accordance with the terms of the Supplemental Savings Plan, M&T Bank and East New York have agreed, on an unfunded basis, to pay benefits under the Supplemental Savings Plan to them. See footnote (1) to the Summary Compensation Table for a listing of the credits made by the Company in 1994 under the Supplemental Savings Plan on behalf of each of the Named Executive Officers.

EMPLOYMENT AGREEMENT

      The Company and East New York entered into an employment agreement with Mr. Murray on December 24, 1987 which provides for the payment of 20% of his base annual salary for a period of 10 years following his retirement or death. Mr. Murray's base annual salary for 1994 was $425,000. As Mr. Murray retired in January 1995, annual payments of $85,000 will begin in 1995 and continue through 2004.

DIRECTORS' FEES

      FIRST EMPIRE. Directors of First Empire who are not also salaried officers of the Company or its subsidiaries receive an annual retainer of $10,000 plus $750 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of First Empire receive $500 for each committee meeting attended. If a director's domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. The Board of Directors has established a limitation on total compensation for services as a director of First Empire and its subsidiaries of $40,000 per year. All directors of First Empire are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

      In connection with its acquisition of East New York, the Company agreed to grant to persons who became directors and advisory directors of First Empire and its subsidiaries upon First Empire's acquisition of East New York and certain other officers of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant, in the case of an officer, equal to his or her then basic annual compensation and, in the case of a non-officer director, equal to the aggregate amount of his or her then annual retainer and his or her board and committee meeting fees in the last full calendar year preceding the date of grant. During 1994, Mr. Murray was granted a stock option covering 3,046 shares with an exercise price of $139.50 per share. Also in 1994, the following directors of First Empire were granted options covering the indicated number of shares, each with an exercise price of $139.50 per share:
Messrs. Benisch, Callan and McLendon and Dr. Trent - 286 shares; and Mr. Shanley - 284 shares.

      M&T BANK. Directors of First Empire who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of the Company or its subsidiaries, receive attendance fees for each board or committee meeting attended. Such attendance fees are identical to the schedule of fees paid to directors of First Empire for board and committee meetings attended. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings. An unfunded plan for the deferral of board and committee fees is available to the directors of M&T Bank whereby a specific amount or percentage of such fees may be deferred until the later of January 1st following the date the director leaves the Board of Directors or the date the director reaches age
65. Quarterly compounded interest is credited to the deferred fees at a rate equal to that paid on M&T Bank's regular savings accounts.

      EAST NEW YORK. Each of the former trustees of East New York who became a director of East New York and who is not a salaried officer of the Company or its subsidiaries, receives an annual retainer of $18,000, a fee of $750 for each East New York board meeting attended and a fee of $500 for each East New York committee meeting attended. If a director must travel more than 100 miles to attend a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. Other directors of East New York who also serve as directors of First Empire, if not salaried officers of the Company or its subsidiaries, are entitled to the same schedule of attendance fees but receive an annual retainer of $10,000 and, if applicable, a fee of $750 for attending each meeting of the Mortgage Investment Committee of East
New York's board. If any such director must travel more than 100 miles to attend a Mortgage Investment Committee meeting, the director receives an additional $375 for attending the meeting. Subject to its fiduciary duties, the Company has agreed to cause each of the former trustees of East New York who became a director of East New York following the conversion of East New York from mutual to stock form and its acquisition by the Company on December 24, 1987 to be elected to serve as a director of East New York until the earlier of the director's 75th birthday or resignation. If East New York is merged into another bank subsidiary of the Company prior thereto, subject to its fiduciary duties, the Company has agreed to cause each such East New York director to become an advisory director of such bank subsidiary until the earlier of such director's 75th birthday or resignation and to cause the bank subsidiary to hold the requisite number of meetings and to appoint such advisory director to the requisite number of committees so that the advisory director would receive compensation equivalent to the compensation received as a director of East New York.

               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

      The directors and executive officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1994 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.


           BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

      The Board of Directors held four meetings during 1994. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.

      The Executive Committee of the Board of Directors is empowered to act in the board's stead when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board's powers in the management of the business and affairs of the Company except as otherwise limited by law. The Executive Committee held no meetings during 1994. Messrs. Wilmers (Chairman), Baird, Garman and Stevens comprise the current membership of the Executive Committee.

      The Audit Committee met four times during 1994 with representatives of the Company's independent accountants. In addition to recommending the selection of the independent accountants each year, the Audit Committee reviews the activities of the subsidiary banks' examining committees, the audit plan and scope of work of the independent accountants, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent accountants with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Messrs. Larson (Chairman), Hodgson, Lambros, Glynn and Dr. Trent are the current members of the Audit Committee.

      The Compensation Committee is responsible for administering the Stock Option Plan, including the making of grants thereunder, for administering the Annual Incentive Plan and, in addition, for making such determinations and recommendations as the Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of the Company and its subsidiaries. The Compensation Committee met four times during 1994.
Messrs. Pereira (Chairman), Baird and Stevens currently serve as the members of the Compensation Committee.

      First Empire does not have a standing committee of its Board of Directors on nominations, or any other committee performing similar functions.

                                  OTHER MATTERS

      The Board of Directors of First Empire is not aware that any matters not referred to in the form of proxy will be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.


                         INDEPENDENT PUBLIC ACCOUNTANTS

      On the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse, certified public accountants, has been selected as First Empire's principal independent public accountants for the year 1995, a capacity in which it has served since 1984. Representatives of Price Waterhouse are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.


                               SOLICITATION COSTS

      The cost of soliciting proxies in the accompanying form will be borne by First Empire. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of First Empire and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.


                              STOCKHOLDER PROPOSALS

      A stockholder wishing to submit a proposal for consideration at the 1996 Annual Meeting of Stockholders should do so not later than November 10, 1995.


                                      By Order of the Board of Directors.



                                           RICHARD A. LAMMERT
                                                Secretary
March 16, 1995

                                                                     Exhibit A

                        FIRST EMPIRE STATE CORPORATION
                            1983 STOCK OPTION PLAN
                   (COMPOSITE COPY AS OF FEBRUARY 21, 1995)


1.    Definitions

             In this Plan, except where the context otherwise indicates, the following definitions apply:

             (a) "Agreement" means the written agreement implementing a grant of an Option and/or Right.

             (b)   "Board" means the Board of Directors of the Company.

             (c)   "Code" means the Internal Revenue Code of 1986, as amended.

             (d) "Committee" means the committee of the Board meeting the standards of Rule 16b-3(c)(2)(i), Rule 16b-3(e)(2), and Regulation 1.162-27, or any similar successor rules or regulations, appointed by the Board to administer this Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

             (e) "Common Stock" means the authorized but unissued or reacquired Common Stock, par value $5.00 per share, of the Company.

             (f)   "Company" means First Empire State Corporation.

             (g) "Date of Exercise" means the date on which the Company receives notice pursuant to Article 8 of the exercise of an Option or Right.

             (h) "Date of Grant" means the date on which an Option or Right is granted by the action of the Committee or such later date as may be specified by the Committee in taking such action.

             (i) "Director" means any person who is a director of the Company or any Subsidiary.

             (j) "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

             (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (l) "Fair Market Value" of a share of Common Stock means the amount equal to the closing price for a share of Common Stock on the American Stock Exchange as reported by such source as the Committee may select, or, if such price quotation for a share of Common Stock is not so reported, then the fair market value of such stock as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, in each case subject to adjustment under Article 10.

             (m) "Grant Price" means (i) in the case of a Right that is not a Related Right, the Fair Market Value per share on the Date of Grant of the Right, (ii) in the case of a Right that is a Related Right to a Nonstatutory Stock Option and not to another Right, either (A) the Option Price per share as provided in the Related Option or (B) the Fair Market Value per share on the Date of Grant of the Right, as designated by the Committee in the Agreement granting the Right, (iii) in the case of a Right that is a Related Right to an Incentive Stock Option, the Option Price per share as provided in the Related Option, (iv) in the case of a Right that is a Related Right to another Right and not to an Option, either (A) the Fair Market Value per share on the Date of Grant of the Right or (B) the Fair Market Value per share on the Date of Grant of its Related Right, as designated by the Committee in the Agreement granting the Right, or (v) in the case of a Right that is a Related Right both to a Nonstatutory Stock Option and to another Right, (A) the Option Price per share as provided in the Related Option, (B) the Fair Market Value per share on the Date of Grant of the Right, or (C) the Fair Market Value per share on the Date of Grant of its Related Right, as designated by the Committee in the Agreement granting the Right.

             (n) "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

             (o) "Key Employee" means (i) an Employee who is an officer of the Company or a Subsidiary, or who is determined by the Committee to be in a managerial, professional, or other key position of the Company or a Subsidiary, or (ii) a former trustee or officer of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonstatutory stock options under the Plan pursuant to the terms of Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.

             (p) "Limited Right" means a limited stock appreciation right granted under the Plan.

             (q) "Limited Right Period" means the period during which a Limited Right may be exercised as provided in Paragraph 7(h) hereof.

             (r) "Nonlimited Right" means a nonlimited stock appreciation right granted under the Plan.

             (s) "Nonlimited Right Period" means the period during which a Nonlimited Right may be exercised as provided in Paragraph 7(g) hereof.


             (t) "Nonstatutory Stock Option" means an Option granted under the Plan which is not an Incentive Stock Option.

             (u) "Offer" means any tender offer or exchange offer for the Company's Common Stock made by an Offeror which might, if consummated pursuant to its terms or pursuant to any power reserved in its terms, cause the Offeror to become the beneficial owner of twenty percent or more of the outstanding Common Stock. As used in this definition, "beneficial owner" shall have the meaning ascribed to it from time to time under the rules and regulations promulgated by the SEC under Section 13(d) of the Exchange Act, or in the event of the repeal or alteration of such section, such meaning as may from time to time be ascribed to "beneficial owner" under the rules and regulations promulgated by the SEC under any similar federal law.

             (v) "Offer Price per Share" with respect to the exercise of a Limited Right means the greater of (i) the highest price per share of Common Stock paid in any Offer which Offer is in effect at any time during the period beginning on the ninetieth day prior to the Date of Exercise of such Limited Right and ending on the Date of Exercise of such Limited Right or
(ii) the highest Fair Market Value per share of Common Stock during such period. Any securities or property that is part or all of the consideration paid for shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

             (w) "Offeror" means any person, other than the Company or any of its Subsidiaries, who makes an Offer. As used in this definition, "person" shall include any natural person, corporation, partnership, trust, association, business entity, or any group of persons, whose ownership of Common Stock would be required to be reported collectively pursuant to
Section 13(d) of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as from time to time in effect, or in the event of the repeal or alteration of such section, such reporting requirements as may from time to time be prescribed by any similar federal law.

             (x) "Option" means an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

             (y) "Option Period" means the period during which an Option may be exercised.

             (z) "Option Price" means the price per share at which an Option may be exercised. The Option Price shall be determined by the Committee, but in no event shall the Option Price be less than the greater of the Fair
Market Value of the Common Stock determined as of the Date of Grant or the par value of the Common Stock, except that in connection with grants of

Options to those Key Employees who were granted Options upon the closing of the Company's acquisition of The East New York Savings Bank as described in
Section 1(o)(ii) hereof, the Option Price of Options granted upon closing of the acquisition may not be less than the price at which Common Stock was sold to the public pursuant to the underwritten offering in connection with the Company's acquisition of The East New York Savings Bank.

             (aa) "Optionee" means a Key Employee to whom an Option or Right has been granted.

             (bb) "Plan" means the First Empire State Corporation 1983 Stock Option Plan, as amended.

             (cc)  "Regulation 1.162-27" shall mean proposed Regulation
Section 1.162-27 promulgated by the Internal Revenue Service, as the same may be finalized and amended from time to time.

             (dd) "Related Option" means an Option in connection with which, or by amendment to which, a specified Right is granted.

             (ee) "Related Right" means a Right granted in connection with, or by amendment to, a specified Option or other Right.

             (ff) "Right" means a Limited Right or Nonlimited Right granted under the Plan.

             (gg) "Rule 16b-3" means Rule 16b-3 of the rules and regulations as promulgated and amended from time to time by the SEC under Section 16(b) of the Exchange Act.

             (hh)  "SEC" means the Securities and Exchange Commission.

             (ii) "Subsidiary" means a corporation at least fifty percent of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more other Subsidiaries.

             (jj) "Unused Limit Carryover" means "unused limit carryover" as defined in section 422A of the Internal Revenue Code of 1954, as amended, as in effect on October 21, 1986 and the regulations thereunder.

2.    Purpose

             This Plan is intended to aid in maintaining and developing strong management through encouraging the ownership of Common Stock by Key Employees and through stimulating their efforts by giving suitable recognition, in addition to their other remuneration, to the ability and industry which contribute materially to the success of the Company's business interests, and to provide an incentive to the continued service of such Key Employees.

3.    Administration
             This Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

             (a) subject to the provisions of Articles 4, 6 and 7, to determine in its discretion the Key Employees to whom Options or Rights shall be granted under the Plan, the number of shares to be subject to each Option or Right, and the terms upon which, the times at which, and the periods within which such Options or Rights may be acquired and exercised;

             (b) to determine all other terms and provisions of each Agreement, which need not be identical;

             (c) without limiting the foregoing, to provide in its discretion in an Agreement:

                (i) for an agreement by the Optionee to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company or any Subsidiary to employ or otherwise retain any Optionee;

               (ii) for restrictions on the transfer, sale or other disposition of the Common Stock issued to the Optionee upon the exercise of an Option or Right;

              (iii) for an agreement by the Optionee to resell to the Company, under specified conditions, stock issued upon the exercise of an Option or Right; and

               (iv) for the form of payment of the Option Price upon the exercise of an Option, including without limitation in cash, by delivery of shares of Common Stock valued at Fair Market Value on the Date of Exercise of the Option, or by a combination of cash and Common Stock;

             (d)   to construe and interpret the Agreements and the Plan;

             (e) to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or Right granted under the Plan, at the time of such exercise, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

             (f) to provide for satisfaction of an Optionee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Company of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option or Nonlimited Right or through delivery of shares of Common Stock to the Company by the Optionee under such terms and conditions as the Committee deems appropriate; and

             (g) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

             Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4.    Eligibility

             Options and Rights may be granted only to Key Employees, provided, however, that the members of the Committee are not eligible to receive Options or Rights under the Plan. A Key Employee who has been granted an Option or Right may be granted additional Options and Rights.

5.    Stock Subject to the Plan

             (a) There is hereby reserved for issuance upon the exercise of Options and Rights granted under this Plan an aggregate of 2,000,000 shares of Common Stock, subject to the provisions of Article 10; provided, however, that:

                (i) no Key Employee shall be granted in any fiscal year of the Company Options and Rights (including Rights that may be exercised only for cash) for more than 50,000 shares, provided that a newly-hired Key Employee who will serve as an executive officer of the Company may receive an additional one-time grant of Options and/or Rights covering up to 50,000 shares of the Common Stock upon commencement of employment with the Company, and provided further that such limits shall be subject to such adjustment, if any, as the Committee deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; and

               (ii) neither (A) the grant or exercise of a Limited Right nor (B) the grant or exercise of a Nonlimited Right that is exercisable only for cash shall reduce the number of shares of Common Stock available for the grant of Options and Rights under the Plan; and

              (iii) in the case of a Nonlimited Right that may be exercised for Common Stock and that is a Related Right to an Option, the grant of such a Right shall not reduce the number of shares of Common Stock available for the grant of Options and Rights under the Plan.

             The provisions of subparagraph (i) shall apply to all grants of Options and Rights after the amendment of the Plan to add those provisions. The provisions of subparagraphs (ii) and (iii) shall apply to all grants and exercises of Rights both before and after the amendment of the Plan to add those provisions.

             (b) If an Option granted under the Plan expires or terminates for any reason (other than termination by virtue of the exercise of a Related Right) without having been exercised fully, the unpurchased shares of Common Stock that had been subject to the Option at the time of its expiration or termination shall become available for other Options and Rights to be granted under the Plan.

             (c) If a Nonlimited Right that may be exercised for Common Stock and that is not a Related Right expires or terminates for any reason without having been exercised fully, the unpurchased shares of Common Stock which had been subject to such Nonlimited Right at the time of its expiration or termination shall become available for Options and other Rights to be granted under the Plan. If a Nonlimited Right that may be exercised for Common Stock and that is a Related Right to a Limited Right expires or terminates for any reason (other than termination by virtue of the exercise of the Limited Right) without having been exercised fully, the unpurchased shares of Common Stock that had been subject to the Nonlimited Right at the time of its expiration or termination shall become available for Options and other Rights to be granted under the Plan.

             (d) In the case of a Nonlimited Right that may be exercised for Common Stock and that is not a Related Right, if upon the exercise of such a Right, a number of the shares of Common Stock subject to the portion of the Right being exercised are not issued in settling the Company's obligations arising out of such exercise, such number of shares of Common Stock shall become available at the time of exercise for Options and other Rights to be granted under the Plan. In the case of a Related Right (other than a Related Right described in the following sentence), if upon the exercise of such a Right, a number of the shares of Common Stock subject to the portion of the Right being exercised are not issued in settling the Company's obligations arising out of such exercise, such number of shares of Common Stock shall become available at the time of exercise for Options and other Rights to be granted under the Plan. The preceding sentence shall not apply to the exercise of (i) a Nonlimited Right exercisable only for cash that is a Related Right to a Limited Right, or (ii) a Limited Right that is a Related Right to a Nonlimited Right exercisable only for cash.

6.    Options

             (a) Pursuant to the terms of the Plan, the Committee is hereby authorized to grant Nonstatutory Stock Options and Incentive Stock Options to Key Employees.

             (b) All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or
(ii) an Incentive Stock Option.

             (c) The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years from the Date of Grant in the case of an Incentive Stock Option and after ten years and one day from the Date of Grant in the case of a Nonstatutory Stock Option.

             (d) The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Common Stock for which an Incentive Stock Option is granted to any one person in any calendar year before 1987 (under all stock option plans of the person's employer corporation and its "parent" and "subsidiary" corporations) shall not exceed $100,000 plus any Unused Limit Carryover to such year. The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options granted to any one person at any time after 1986 (under all stock option plans of the person's employer corporation and its "parent" and "subsidiary" corporations) may first become exercisable in any calendar year shall not exceed $100,000. For purposes of this Paragraph (d), the terms "parent" and "subsidiary" corporations shall have the respective meanings given to them in section 424 of the Code.

             (e) All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

             (f) All other terms of Options granted under this Plan shall be determined by the Committee in its sole discretion.

7.    Rights

             (a) Pursuant to the terms of the Plan, the Committee is hereby authorized to grant Rights.

             (b) A Nonlimited Right may be granted under the Plan as follows:

                (i) in connection with, and at the same time as, the grant of an Option or a Limited Right under the Plan;

               (ii) by amendment of an outstanding Nonstatutory Stock Option or Limited Right granted under the Plan; or

              (iii) independently of any Option or Limited Right granted under the Plan.

             (c)   A Limited Right may be granted under the Plan as follows:

                (i) in connection with, and at the same time as, the grant of an Option or a Nonlimited Right under the Plan;

               (ii) by amendment of an outstanding Nonstatutory Stock Option or nonlimited Right granted under the Plan; or

              (iii) independently of any Option or Nonlimited Right granted under the Plan.

             (d) A Related Right may apply, in the Committee's discretion, to all or a portion of the Common Stock subject to its Related Right or Related Option.
             (e) A Nonlimited Right granted under the Plan may be exercised in whole or in part as provided in the Agreement and, subject to the provisions of the Agreement and Paragraph (l) of this Article, entitles its Optionee to receive, without any payment to the Company, either cash or that number of shares of Common Stock (up to the highest whole number of shares), or a combination thereof, in the amount of or having a Fair Market Value determined as of the Date of Exercise equal to the number of shares of Common Stock subject to the portion of the Nonlimited Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value per share on the Date of Exercise of the Nonlimited Right over (ii) the Grant Price of the Nonlimited Right.

             (f) A Limited Right granted under the Plan may be exercised in whole or in part as provided in the Agreement and entitles its Optionee to receive, without any payment to the Company, cash in an amount equal to the number of shares of Common Stock subject to the portion of the Limited Right exercised multiplied by an amount equal to the excess of (i) in the case of a Limited Right that is not a Related Right to an Incentive Stock Option, (A) the Offer Price per Share over (B) the Grant Price of the Limited Right or
(ii) in the case of a Limited Right that is a Related Right to an Incentive Stock Option, (A) the Fair Market Value per share on the Date of Exercise of such Limited Right over (B) the Grant Price of the Limited Right.

             (g) Subject to the provisions of Paragraph (i) of this Article, the Nonlimited Right Period shall be determined by the Committee and set forth in the Agreement.

             (h) Subject to the provisions of Paragraph (i) of this Article, the Limited Right Period shall be the period beginning on the first day following the date of the first purchase of shares of Common Stock pursuant to any Offer and ending on the date ninety days thereafter.

             (i) Notwithstanding any other provision of this Plan or any provision of any Agreement, the following rules shall apply:

                (i) a Right may not be exercised until the expiration of six months from the Date of Grant of the Right, except that this limitation shall not apply in the event the death or disability of the Optionee occurs prior to the expiration of the six-month period;

               (ii) a Right will expire no later than the earlier of (A) ten years from the Date of Grant or (B) in the case of a Related Right, the expiration of its Related Right or Related Option;

              (iii) a Right may be exercised only when the Fair Market Value of a share of Common Stock on the Date of Exercise exceeds the Grant Price of the Right;

               (iv) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable; and

                (v) a Limited Right that is a Related Right to a Nonstatutory Stock Option or to a Nonlimited Right may be exercised with respect to all or any portion of the shares subject to the Limited Right whether or not its Related Right or Related Option is then exercisable to that extent.

             (j) The Company intends that this Article shall comply with the requirements of Rule 16b-3 during the term of this Plan. Should any provision of this Article not be necessary to comply with the requirements of Rule 16b-3 or should any additional provisions be necessary for this Article to comply with the requirements of Rule 16b-3, the Board or the Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company intends to seek to comply with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Company's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3 to Optionees shall not impose any liability on the Company to any Optionee or to any other party.

             (k) The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of shares of Common Stock subject to its Related Right or Related Option equal to the number of shares of Common Stock with respect to which the Right being exercised is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of shares subject to the Related Right equal to the number of shares with respect to which the Related Option is exercised.

             (l) Subject to the limitations of the Agreement and this Paragraph (l), an Optionee may (A) elect to receive cash upon exercise of a Right and exercise such Right or (B) exercise a Right exercisable only for cash, and upon such election and exercise or such exercise, the Company shall settle its obligations arising out of the exercise of the Right by the payment of cash in the amount set forth in Paragraph (e) of this Article if the Right is a Nonlimited Right, or in the amount set forth in Paragraph (f) of this Article if the Right is a Limited Right; provided, however, that to the extent required to satisfy the conditions of Rule 16b-3(e) or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or to disapprove the election of any Optionee to receive cash in full or partial settlement of a Right; and further provided that to the extent required to satisfy the conditions of Rule 16b-3(e) or as otherwise provided in the Agreement, the Committee shall not consent to any such election for settlement in cash and an Optionee shall not exercise a Right for cash unless the following conditions are met:

                (i) the Company shall have been subject to the reporting requirements of Section 13 of the Exchange Act, as from time to time in effect, or in the event of the repeal of such section, such reporting requirements as may from time to time be prescribed by any similar federal law, for at least one year prior to such election or exercise; shall have filed all reports and statements required to be filed pursuant to that section or other applicable provision during the year ending upon the date of such election or exercise; and shall have at the time of such election or exercise the practice of releasing on a regular basis for publication quarterly and annual statements of sales and earnings, which data appear on a wire service, in a financial news service, in a newspaper of general circulation, or is otherwise publicly made available; and

               (ii) the Date of Exercise of a Right must be (A) within a period beginning on the third business day next following the date of release of the quarterly or annual financial data specified in subparagraph (i) and ending on the twelfth business day following such date of release and/or (B) upon the happening (and during a specified period thereafter) of an event fixed in advance in the Agreement which event is outside the control of the Optionee and which event occurs at least six months after the Date of Grant of the Right (except in the case of the death or disability of the Optionee).

             Any election by an Optionee for settlement in cash must be made in the notice of exercise of the Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking such action as is specified in the notice of exercise and election, and failure to give such consent shall be disapproval. Such consent may be given in whole or as to a portion of the Right surrendered by the Optionee. If such election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for stock, or, if so specified in the notice of exercise and election, not to have been exercised, to the extent such election to receive cash is disapproved.

 8.   Exercise

             An Option or Right may be exercised, subject to the provisions of the Agreement under which it was granted, in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Common Stock with respect to which the Option is exercised.

9.    Nontransferability

             Options and Rights granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option or Right may be exercised, during the Optionee's lifetime, only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's legal representative. A Related Right is transferable only when its Related Right or Related Option is transferable and only with its Related Right or Related Option and under the same conditions.

10.   Capital Adjustments

             The number, class and Fair Market Value of shares subject to each outstanding Option or Right, the Option Price and the aggregate number and class of shares for which grants thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

11.   Termination or Amendment

             The Board shall have the power to terminate the Plan and to amend it in any respect, provided that after the Plan has been approved by the stockholders of the Company, the Board may not amend the Plan, without the approval of the stockholders of the Company, if such amendment would be required to be approved by the stockholders of the Company under the laws of the State of New York, in order for the Plan to continue to satisfy the conditions of Rule 16b-3, in order for Incentive Stock Options to qualify as such under section 422 of the Code, or under the rules of any securities exchange on which shares of Common Stock are listed. No termination or amendment of the Plan shall affect adversely the rights or obligations of the holder of any Option or Right granted under the Plan without the holder's consent.

12.   Modification, Extension and Renewal of Options and Rights

             Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and Rights granted under the Plan; or may accept the surrender of outstanding Options and Rights (to the extent not exercised theretofore) granted under the Plan, or outstanding options and rights (to the extent not exercised theretofore) granted under any other stock option, stock purchase, stock appreciation rights, or other stock-related plan of the Company or of a company which has been merged or consolidated with the Company or a Subsidiary or which has become a Subsidiary through the acquisition by the Company or by a Subsidiary of stock or assets of the company, and authorize the granting of new Options and Rights pursuant to the Plan in substitution therefor (to the extent not exercised theretofore), and the substituted Options and Rights may specify terms different than the surrendered options and rights or have any other provisions which are authorized by the Plan; or may assume options and rights granted by such other company, and such options and rights shall not reduce the number of shares of

Common Stock available for the grant of Options and Rights under this Plan, except to the extent that such options and rights are granted under this Plan pursuant to a provision of a plan or agreement of merger of such other company with the Company, and to the extent that such options and rights, if granted under this Plan, would reduce the number of shares of Common Stock available pursuant to the provisions of Article 5. The Company may grant options and rights otherwise than under the provisions of this Plan and may adopt other stock option plans or stock purchase, stock appreciation rights, or other stock-related plans, and such options and rights and the options, rights, and stock granted or issued under such plans shall not reduce the number of shares of Common Stock available for the grant of Options and Rights under this Plan. Neither the adoption or amendment of this Plan nor the submission of the Plan or amendments for stockholder approval shall be deemed to impose any limitation on the powers of the Company to grant or assume options or rights otherwise than under this Plan or to adopt other stock option plans or stock purchase, stock appreciation rights, or other stock-related plans, nor shall they be deemed to impose any requirement of stockholder approval upon the same. Notwithstanding the foregoing, however, no modification of an Option or Right granted under the Plan shall alter or impair the rights or obligations of the holder of such Option or Right without the consent of the holder.

13.   Effectiveness of the Plan

             The Plan and any amendments which require stockholder approval pursuant to Article 11 are subject to approval by vote of the stockholders of the Company within twelve months after their adoption by the Board. Subject to such approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options and Rights may be granted prior to stockholder approval of the Plan or amendments, but each such Option or Right granted shall be subject to the approval, if required, of the Plan or amendments by the stockholders. Except as otherwise required to satisfy the requirements of Rule 16b-3, the day on which any Option or Right granted prior to required stockholder approval of the Plan or amendments is granted shall be the Date of Grant for all purposes as if the Option or Right had not been subject to such approval. No Option or Right granted may be exercised prior to such required stockholder approval.

14.   Term of the Plan

             Unless sooner terminated by the Board pursuant to Article 11, the Plan shall terminate ten years from the date on which the Board approves the most recent amendment to the Plan that changes either the aggregate number of shares of Common Stock that may be issued under the Plan or the class of persons eligible to receive Options or Rights under the Plan, and which amendment subsequently is approved by the stockholders of the Company. No Options or Rights may be granted after termination. Termination of the Plan shall not affect the validity of any Option or Right outstanding on the date of termination.

15.   Indemnification of Committee

             In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Right granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16.   General Provisions

             (a) The establishment of the Plan shall not confer upon any Employee or Key Employee any legal or equitable right against the Company, any Subsidiary or the Committee except as expressly provided in the Plan.

             (b) The Plan does not constitute inducement or consideration for the employment of any Employee, nor is it a contract between the Company or any Subsidiary and any Employee or Key Employee. Participation in the Plan shall not give any Employee or Key Employee any right to be retained in the service or employ of the Company or any Subsidiary. The Company and its Subsidiaries retain the right to hire and discharge any Employee at any time, with or without cause, as if the Plan never had been adopted.

             (c) The interests of any Optionee under the Plan are not subject to the claims of creditors and may not be assigned, alienated or encumbered in any way.

             (d) The Plan shall be governed, construed and administered in accordance with the laws of the State of New York and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under section 422 of the Code.

                                    APPENDIX


             The Performance Graph which has been omitted from this filing contains a graphic comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the S&P 500 Composite Index and the KBW 50 Index for the five-year period beginning on December 31, 1989 and ending on December 31, 1994. The data points depicted on such Performance Graph are contained in the chart immediately following the space left intentionally blank under the caption "PERFORMANCE GRAPH."

P                     FIRST EMPIRE STATE CORPORATION
R
O      ANNUAL MEETING OF STOCKHOLDERS - APRIL 18, 1995 AT 11:00 A.M.
X
Y       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints RALPH W. HOUSEKNECHT, JOHN L. DIMARCO and JAMES M. BEDARD as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of First Empire State Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 18, 1995 and any adjournment thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

                   (MARK, SIGN AND DATE ON REVERSE SIDE)


                                                        [   SEE REVERSE   ]
                                                        [      SIDE       ]

       Please mark
[ X ]  vote as in
       this example.

1.  ELECTION OF DIRECTORS                  2. 1983 STOCK OPTION PLAN AMENDMENTS

NOMINEES:  Brent D. Baird,                 To approve the amendments to the
John H. Benisch, C. Angela Bontempo,       First Empire State Corporation 1983
Robert T. Brady, Patrick J. Callan,        Stock Option Plan described in the
David N. Campbell, James A. Carrigg,       accompanying Proxy Statement
Barber B. Conable, Jr., Richard E.
Garman, James V. Glynn, Roy M. Goodman,
Patrick W.E. Hodgson, Samuel T. Hubbard, Jr.,     FOR    AGAINST    ABSTAIN
Lambros J. Lambros, Wilfred J. Larson,            [ ]      [ ]        [ ]
Jorge G. Pereira, William C. Shanley, III,
Raymond D. Stevens, Jr., Richard D. Trent,
John L. Wehle, Jr. and Robert G. Wilmers


           FOR           WITHHELD
           ALL           FROM ALL
         NOMINEES        NOMINEES

           [ ]             [ ]

For, except vote withheld from the following nominee(s):

[  ]
- --------------------------------------------------------


IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF THE AMENDMENTS TO THE FIRST EMPIRE STATE CORPORATION 1983 STOCK OPTION PLAN. A VOTE FOR ALL NOMINEES AND FOR APPROVAL OF THE 1983 STOCK OPTION PLAN AMENDMENTS IS RECOMMENDED.


            Mark here for                 Mark here
            address change              if you plan
           and note change    [  ]        to attend    [  ]
               at left                  the meeting

Please mark, date and sign to the right
exactly as name appears hereon and return      Signature: ____________ Date____
this proxy in the envelope provided.
Persons signing as executors, administrators, Signature: ____________ Date____ trustees, etc. should so indicate. If a joint account, all should sign.